Exhibit 4(b)(2)



               FIRST AMENDMENT TO CREDIT AGREEMENT

     FIRST AMENDMENT (the Amendment) dated as of September 1, 1994 among Crompton & Knowles Corporation, a Massachusetts corporation (the Company), the financial institutions listed on the signature pages hereto and Bankers Trust Company, as Agent under the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                      W I T N E S S E T H :

     WHEREAS, the Company, various lending institutions (the
Banks), and Bankers Trust Company, as Agent, are parties to a Credit Agreement dated as of September 28, 1992 (the Credit
Agreement); and

     WHEREAS, the parties hereto wish to further amend the Credit
Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1.   The definition of Maturity Date in Section 1.1 of the
Credit Agreement is hereby amended by deleting the phrase
September 28, 1996" and inserting the phrase September 28,
1998" in lieu thereof.

     2. Section 2.7(a) of the Credit Agreement is hereby amended by deleting from line 6 thereof the phrase 5/16 of 1% and inserting the phrase 0.15% in lieu thereof. Commitment Fees shall be payable pursuant to Section 2.7(a) of the Credit Agreement to but excluding the Amendment Effective Date at the rate of 5/16 of 1% per annum and thereafter as set forth in he preceding sentence.

     3. Section 7.3 of the Credit Agreement is hereby amended by deleting the same in its entirety and inserting the following new Section 7.3:

     7.3 INTENTIONALLY DELETED.

     4. In order to induce the Banks to enter into this Amendment, the Company hereby (I) makes each of the representations, warranties and agreements contained in the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Effective Date (as hereinafter defined), after giving effect to this Amendment.

     5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

     6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

     7.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     8. This Amendment shall become effective on the date (the Amendment Effective Date) when (a) each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its New York Office and (b) the Company shall have delivered to the Agent
(I) an opinion of counsel in form and substance satisfactory to the Agent and (ii) an officers certificate in form and substance satisfactory to the Agent (which officers certificate shall in any event have attached thereto a true and correct copy of resolutions of the Board of Directors of the Company authorizing the extension of the Maturity Date under the Credit Agreement, as set forth herein).

     9. From and after the Amendment Effective Date, all references in the Credit Agreement and the Notes to the Credit
Agreement shall be deemed to be references to the Credit
Agreement as modified hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.


                              CROMPTON & KNOWLES CORPORATION

                              By  Charles J. Marsden

                                    Title: Vice President-Finance


                               By  Peter Barna

                                 Title: Treasurer




                              BANKERS TRUST COMPANY,
                                Individually and as Agent

                               By  Virginia M. Sermier

                                 Title: Managing Director




                              THE BANK OF NEW YORK

                              By Maria C. Mamilovich

                                Title: Vice President



                              FIRST FIDELITY BANK, NATIONAL
                                ASSOCIATION



                              By  Susan E. Scott

                                 Title: Sr. Vice President

                              ABN AMRO BANK N.V.
                              NEW YORK BRANCH


                              By  David A. Mandell

                                   Title: Vice President

                              By David W. Stack

                                Title: Corporate Banking Officer


                          SHAWMUT BANK CONNECTICUT, N.A.
                         (Formerly CONNECTICUT NATIONAL BANK)


                              By Robert Surdam, Jr.

                               Title: Director








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